UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Origination of University House First Mortgage Loan
On March 20, 2013, KBS Strategic Opportunity REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary, originated and funded a first mortgage loan of $22.0 million (the “University House First Mortgage Loan”). The borrower under the loan is not affiliated with the Company or KBS Capital Advisors LLC, the Company’s advisor. The loan is secured by a six-story former school building located in New York, New York (the “Building”) and was built in 1910. The Building is currently vacant and undergoing a planned conversion into a student housing facility which will contain 95 units. The Company funded the University House First Mortgage Loan with proceeds from its initial public offering.
The maturity date of the University House First Mortgage Loan is April 1, 2014, and the loan bears interest at a fixed rate of 11.0%. The borrower is required to make monthly payments of interest, with the principal amount and any accrued and unpaid interest being due and payable on the maturity date. The borrower may prepay the loan in whole (but not in part) without a prepayment fee subject to certain conditions set forth in the loan agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: March 26, 2013	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer